STATE ofDELAWARE CERTIFICATE ofJNCORPORATION A STOCK CORPORATION

ARTICLE I.
The name of this Corporation is VIVA CONSULTING GROUP INC.

ARTICLE II.

Its registered office in the State of Delaware is to be located at 2035 Sunset Lake Rd, Suite B-2, Newark, DE 19702. The county of the registered office is New Castle. The registered agent in charge thereof is LEGALINC CORPORATE SERVICES JNC..

ARTICLE III.

The total number of shares of common stock that the corporation shall be authorized to issue is 1,000,000 at $0.00001 par value.

ARTICLE IV.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law ofDelaware.

ARTICLEV.

The name and mailing address of the incorporator is Marsha Siba at 17350 State Hwy 249
#220, Houston TX 77064.

ARTICLE VI.

The name and address of each initial director of the corporation is: RICK WHITAKER- 4425 Ravenwood Ave, Sacramento, CA 95821
JEFFREY CHRISTOPH- 461 N Thomas St Apt 303, Arlington, VA 22203

MICHEL VACHON- 3 Dairy Field Court, Rockville, MD 20852

I, the Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand and executed this Certi.ficate of Incorporation on the date below.

Dated: April 11th, 2016

Marsha Siha, Incorporator

State or  Delaware Semtu} or State Dirislon   of   Corporations
Delimed 01:39PM 04/11/2016
FILED  01:39 P\1 04/1tn016
SR 20162207503  . File!l'umber   6013371

STATE ofDelaware  STATEMENT of the INCORPORATOR A STOCK/PROFIT CORPORATION

The undersigned, the Incorporator of VIVA CONSULTING GROUP INC., who signed and filed its Articles of Incorporation (or similar organizing document) with the Delaware Secretary of State (or other appropriate state office), appoints the following individuals to serve as directors of the corporation, who shall serve as directors until the first meeting of shareholders for the election of directors and until their successors are elected and agree to serve on the board:

Name and address of each initial director:

RICK WHITAKER
4425 RAVENWOOD AVE
SACRAMENTO, CA 95821

JEFFREY CHRISTOPH
461 N THOMAS ST APT 303
ARLINGTON, VA 22203

MICHEL VACHON
3 DAIRY FIELD COURT ROCKVILLE, MD 20852

Dated: April 13th, 2016

Marsha Siha, Incorporator

     STATE OF DELAWARE CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The  corporation  organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware does hereby certify:
FIRST:  That at a meeting of the Board of Directors of
VIVA CONSULTING GROUP INC.

resolutions  were  duly  adopted  setting  forth  a  proposed  amendment  of  the Certificate of  Incorporation  of  said  corporation,  declaring  said  amendment  to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.   The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " III               " so that, as amended, said Article shall be and read as follows:
The total number of shares of common stock that the corporation shall be authorized to issue is 75,000,000 at $0.00001 par value. The total number of shares of preferred stock that the corporation shall be authorized to issue is 1,000,000 at $0.00001 par value.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD:     That  said  amendment  was  duly  adopted  in  accordance  with  the provisions of Section 242 of the General Corporation Law of the State of
Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 27th         day of June         , 20 16 .

By:

Authorized Officer

Title: Chief Executive Officer

Name: Jeffrey D Christoph
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